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Exhibit 23.2 - Independent Auditors' Consent


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-948 and No.
333-53577, all on Form S-8 and in Registration Statement No. 333-79763 on Form S-3, of ShopKo Stores, Inc., of our report dated March 9, 1999 with respect to the consolidated financial statements of Pamida Holdings Corporation and subsidiaries as of January 31, 1999 and February 1, 1998 and for each of the fiscal years in the three fiscal year period ended January 31, 1999 appearing in this Current Report on Form 8-K.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
September 17, 1999







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